                                                                 EXHIBIT 4.3(c)

                PATENT, TRADEMARK AND LICENSE SECURITY AGREEMENT

         THIS PATENT, TRADEMARK AND LICENSE SECURITY AGREEMENT (this "Agreement") is made and entered into as of the 29th day of October, 1997, by INTERLOTT TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), in favor of MERCANTILE BUSINESS CREDIT INC., a Missouri corporation ("Lender").

                                  WITNESSETH:

         WHEREAS, Borrower and Lender are herewith entering into that certain Loan Agreement dated the date hereof (as the same may from time to time be amended, modified, extended or renewed, the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Loan Agreement); and

         WHEREAS, as a condition precedent to Lender entering into the Loan Agreement, Lender has required that Borrower execute and deliver this Agreement to Lender; and

         WHEREAS, in order to induce Lender to enter into the Loan Agreement, Borrower has agreed to execute and deliver this Agreement to Lender; and

         WHEREAS, this Agreement is being executed in connection with and in addition to that certain Security Agreement dated the date hereof and executed by Borrower in favor of Lender, as the same may from time to time be amended, modified, extended or renewed, pursuant to which Borrower has granted Lender a security interest in, among other things, all accounts, inventory, general intangibles, machinery, equipment, books, records, goodwill, patents, trademarks and licenses now owned or hereafter acquired by Borrower and all proceeds thereof;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby covenants and agrees with Lender as follows:

         1. Grant of Security Interest. For value received, Borrower hereby grants Lender a security interest in all of Borrower's right, title and interest in, to and under the following described property, whether now owned and existing or hereafter created, acquired or arising:

         (a) all patents and patent applications, and the inventions and improvements described and claimed therein, including, without limitation, each patent and patent application listed on Schedules A and B, respectively, attached hereto and incorporated herein by reference (as the same may be amended pursuant hereto from time to time) and (i) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (ii) all income, damages and payments now and hereafter due or payable under or with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all rights corresponding thereto throughout the world (all of the foregoing patents and patent applications together with the items described in clauses (i) through (iv) of this subsection (a) are hereinafter collectively referred to herein as the "Patents");

         (b) all trademarks, service marks, trademark or service mark registrations, trade names, trade styles, trademark or service mark applications and brand names, including, without limitation, common law rights and each trademark and trademark application listed on Schedules C and D, respectively, attached hereto and incorporated herein by reference (as the same may be amended pursuant hereto from time to time); and (i) renewals or extensions thereof, (ii) all income, damages and payments now and hereafter due or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all rights corresponding thereto throughout the world (all of the foregoing trademarks, trade names, service marks and applications and registrations thereof together with the items described in clauses (i) through (iv) of this subsection (b) are hereinafter collectively referred to herein as the "Trademarks");

         (c) the license(s) listed on Schedule E attached hereto and incorporated herein by reference and all other license agreements (to the extent such license agreements may be assigned without violating the terms of any such license agreement) with respect to any of the Patents or any of the Trademarks or any other patent, trademark, service mark or any application or registration thereof or any other trade name or trade style between Borrower and any other party, whether Borrower is licensor or licensee (all of the forgoing license agreements and Borrower's rights thereunder are hereinafter collectively referred to as the "Licenses");

         (d) the goodwill of Borrower's business connected with and symbolized by the Trademarks; and

         (e) all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c) and (d) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, and insurance proceeds, and all products of (a), (b), (c) and (d) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items;

to secure the payment of any and all of the present and future Borrower's Obligations (hereinafter collectively referred to "Secured Obligations").

         2. Representations, Warranties and Covenants of Borrower. Borrower hereby represents and warrants to Lender, and covenants and agrees with Lender, that:

         (a) all United States patents owned by Borrower as of the date of this Agreement are listed on Schedule A attached hereto;

         (b) all United States patent applications of Borrower as of the date of this Agreement are listed on Schedule B attached hereto;

         (c) all United States trademarks owned by Borrower as of the date of this Agreement are listed on Schedule C attached hereto;

         (d) all United States trademark applications of Borrower as of the date of this Agreement are listed on Schedule D attached hereto;

         (e) all Licenses to which Borrower is a party as of the date of this Agreement are listed on Schedule E attached hereto;

         (f) to the best of Borrower's knowledge, all of the Patents, Trademarks and Licenses are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and are not at this time the subject of any challenge to their validity or enforceability;

         (g) to the best of Borrower's knowledge, each of the Patents, Trademarks and Licenses is valid and enforceable;

         (h) to the best of Borrower's knowledge, no claim has been made that the use of any of the Patents, Trademarks or Licenses does or may violate the rights of any third person;

         (i) to the best of Borrower's knowledge, no claims for patent infringement have been commenced in connection with any of the Patents;

         (j) to the best of Borrower's knowledge, no claims for trademark infringement have been commenced in connection with any of the Trademarks;

         (k) Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, Trademarks and Licenses, free and clear of any and all liens, charges and encumbrances, including, without limitation, any and all pledges, assignments, licenses, registered user agreements, shop rights and covenants by Borrower not to sue third persons, excluding only security interests granted to Lender;

         (l) Borrower has the unqualified right to enter into this Agreement and perform its terms;

         (m) Borrower has used, and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Patents, Trademarks and Licenses;

         (n) Borrower has the exclusive, royalty-free right and license to use the Patents and Trademarks and agrees not to transfer any rights or interest in any of the Patents, Trademarks or Licenses during the term of this Agreement;

         (o) Borrower will not amend, modify or terminate (or consent or agree to any amendment, modification or termination of) any of the Licenses without the prior written consent of Lender, which consent shall not be unreasonably withheld; and

         (p) Borrower has no notice of any suits or actions commenced or threatened with reference to any of the Patents, Trademarks or Licenses.

         3. Inspection Rights; Product Quality. Borrower will permit inspection of its facilities which manufacture, inspect or store products sold under any of the Patents, Trademarks and/or Licenses and inspection of the products and records relating thereto by Lender during normal business hours and at other reasonable times upon at least one (1) Domestic Business Day's prior oral or written notice from Lender to Borrower (provided, however, that no such notice need be given by Lender if any Event of Default under the Loan Agreement has occurred and is continuing). Borrower will reimburse Lender upon demand for all reasonable costs and expenses incurred by Lender in connection with any such inspection conducted by Lender while any Default or Event of Default under the Loan Agreement has occurred and is continuing. Borrower agrees (i) to maintain the quality of any and all products in connection with which the Trademarks are used, consistent with commercially reasonable practices and (ii) to provide Lender, upon Lender's reasonable request from time to time, with a certificate of any officer of Borrower certifying Borrower's compliance with the foregoing.

         4.       Further Assurances. Borrower covenants and agrees that, until
(i) all of the Secured Obligations have been paid in full, (ii) Lender has no further commitment or obligation to make any additional loans or advances or other extensions of credit to Borrower under the Loan Agreement or otherwise and (iii) the Loan Agreement has been terminated, it will not enter into any agreement (for example, a license or sublicense agreement) which is inconsistent with Borrower's obligations under this Agreement or the Loan Agreement, without the prior written consent of Lender and Borrower covenants and agrees that it will not take any action or permit any action to be taken by others subject to its control, including licensees to the extent subject to Borrower's control, or fail to take any action, which could affect the validity or enforcement of the rights transferred to Lender under this Agreement. Borrower further covenants and agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver to Lender any and all further instruments and documents and take any and all further action that may be necessary, or that Lender may reasonably request, in order to perfect and protect the security interest granted hereby with respect to the Patents, Trademarks and Licenses or to enable Lender to exercise its rights and remedies hereunder with respect to the same.

         5. Additional Patents, Trademarks and Licenses. If Borrower shall (i) become aware of any existing Patents, Trademarks or Licenses of which Borrower has not previously informed Lender, (ii) obtain rights to any new patentable inventions, Patents, Trademarks or Licenses or (iii) become entitled to the benefit of any Patents, Trademarks or Licenses which benefit is not in existence on the date hereof, the provisions of this Agreement shall automatically apply thereto and Borrower shall give Lender prompt written notice thereof.

         6. Modification by Lender. Borrower authorizes Lender to modify this Agreement by amending Schedules A, B, C, D and E to include any future patents and patent applications, any future trademarks, service marks, trademark or service mark registrations, trade names, and trademark or service applications, and any future licenses, covered by Paragraphs 1 and 5 hereof, without the signature of Borrower if permitted by applicable law.

         7. Use of Patents, Trademarks and Licenses. So long as no Event of Default under the Loan Agreement has occurred and is continuing, Borrower may use the Patents and Trademarks and exercise its rights under the Licenses in any lawful manner not inconsistent with this Agreement on and in connection with products sold or leased by Borrower, for Borrower's own benefit and account and for none other.

         8. Default. If any Event of Default under the Loan Agreement shall have occurred and be continuing, Lender shall have, in addition to all other rights and remedies given it by this Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Trademarks and Licenses may be located and, without limiting the generality of the foregoing, Lender may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, all or from time to time any of the Patents, Trademarks (together with the goodwill of Borrower associated therewith) or Licenses, or any interest which Borrower may have therein, and after deducting from the proceeds of sale or other disposition of the Patents, Trademarks or Licenses all costs and expenses (including, without limitation, all expenses for brokers' fees and all reasonable attorneys' fees and expenses), shall apply the residue of such proceeds toward the payment of the Secured Obligations in such order and manner as Lender may in its discretion elect. Notice of any sale or other disposition of any of the Patents, Trademarks or Licenses shall be given to Borrower at least five (5) business days before the time of any intended public or private sale or other disposition of such Patents, Trademarks and/or Licenses is to be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Lender or any holder of any of the Secured Obligations may, to the extent permissible under applicable law, purchase the whole or any part of the Patents, Trademarks or Licenses sold, free from any right of redemption on the part of Borrower, which right is hereby waived and released. Borrower agrees that upon the occurrence and continuance of any Event of Default under the Loan Agreement, the use by Lender of the Patents, Trademarks and Licenses shall be worldwide, and without any liability for royalties or other related charges from Lender to Borrower. If an Event of Default under the Loan Agreement shall occur and be continuing, Lender shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce any and all of the Patents, Trademarks and Licenses, and, if Lender shall commence any such suit, Borrower shall, at the request of Lender, do any and all lawful acts and execute any and all proper documents required by Lender in aid of such enforcement and the Borrower shall promptly, upon demand, reimburse and indemnify Lender for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lender in the exercise of its rights under this Agreement.

         9. Termination of Agreement. At such time as (i) Borrower shall pay all of the Secured Obligations in full, (ii) Lender shall have no further commitment or obligation to make any additional loans or advances or other extensions of credit to Borrower under the Loan Agreement or otherwise and
(iii) the Loan Agreement shall be terminated, this Agreement shall terminate and Lender shall, at Borrower's expense, execute and deliver to Borrower all instruments as may be necessary or proper to extinguish Lender's mortgage on and security interest in, and to reassign, retransfer and reconvey to Borrower, the Patents, Trademarks and Licenses, subject to any disposition thereof which may have been made by Lender pursuant hereto.

         10. Expenses. Any and all fees, costs and expenses of whatever kind or nature, including, without limitation, the reasonable attorneys' fees and expenses incurred by Lender in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or other amounts in connection with protecting, maintaining or preserving the Patents, Trademarks and/or Licenses, or in defending or prosecuting any actions or proceedings arising out of or related to the Patents, Trademarks and/or Licenses, shall be borne and paid by Borrower on demand by Lender and until so paid shall be added to the principal amount of the Secured Obligations and shall bear interest at a rate per annum equal to the lesser of Four Percent (4%) over and above the Prime Rate (which interest rate shall fluctuate as and when the Prime Rate shall change) or the highest rate of interest allowed by law from the date incurred until reimbursed by Borrower.

         11. Preservation of Patents, Trademarks and Licenses. Borrower shall, consistent with Borrower's reasonable determination of how most effectively to protect and conduct its business in a commercially reasonable manner, (i) file and prosecute diligently any patent, trademark or service mark applications pending as of the date hereof or hereafter, {ii) make application on unpatented but patentable inventions and on trademarks and service marks and
(iii) preserve and maintain all rights in the Patents, Trademarks and Licenses. Any expenses incurred in connection with Borrower's obligations under this
Section 11 shall be borne by Borrower.

         12. Lender Appointed Attorney-ln-Fact. If any Event of Default under the Loan Agreement shall have occurred and be continuing, Borrower hereby authorizes and empowers Lender to make, constitute and appoint any officer or agent of Lender as Lender may select, in its sole discretion, as Borrower's true and lawful attorney-in-fact, with the power to endorse Borrower's name on all applications, documents, papers and instruments necessary for Lender to use the Patents, Trademarks and Licenses, or to grant or issue any exclusive or non-exclusive license under the Patents, Trademarks and Licenses to anyone else, or necessary for Lender to assign, pledge, convey or otherwise transfer title to or dispose of the Patents, Trademarks and Licenses to anyone else. Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the duration of this Agreement.

         13. No Waiver. No course of dealing between Borrower and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         14. Severabilitv. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         15. Amendments. This Agreement is subject to amendment or modification only by a writing signed by Borrower and Lender, except as provided in Paragraph 6 above.

         16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or delegate any of its rights of obligations under this Agreement.

         17. Governing Law. The validity and interpretation of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the Federal laws of the United States of America and the substantive laws of the State of Missouri (without reference to conflict of law principles).

     IN WITNESS WHEREOF, Borrower and Lender have executed this Patent, Trademark and License Security Agreement as of the 29th day of October, 1997.


                                   INTERLOTT TECHNOLOGIES, INC. ("Borrower")



                                   By /s/ Jerome J. Cain
                                     ----------------------------
                                   Title: Chief Executive Officer
                                         ------------------------

                                   By /s/ L. Rogers Wells
                                     ----------------------------
                                   Title: Chief Executive Officer
                                         ------------------------

                                   MERCANTILE BUSINESS CREDIT INC. ("LENDER")


                                   By /s/ Marian H. Kammerer
                                     ----------------------------
                                   Title: Vice President
                                         ------------------------

                         CERTIFICATE OF ACKNOWLEDGEMENT


STATE OF OHIO            )
                         )
COUNTY OF HAMILTON       )

          On this 28th day of October, 1997, before me personally appeared L. Rogers Wells, to me personally known, who, being by me duly sworn, did say that he is the CEO of INTERLOTT TECHNOLOGIES, INC., a Delaware corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and said L. Rogers Wells acknowledged said instrument to be the free act and deed of said corporation.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                             /s/ Frederick H. Rikes
(Seal)                                       -----------------------
                                                Notary Public
                                                Frederick H. Rikes
My Commission Expires: 12/7/97.              Notary Public, State of Ohio
                                             My Commission Expires Dec. 7, 1997


STATE OF MISSOURI        )
                         )
CITY OF ST. LOUIS        )

          On this 29th day of October, 1997, before me personally appeared Jerome J. Cain, to me personally known, who, being by me duly sworn, did say that he is the CFO of INTERLOTT TECHNOLOGIES, INC., a Delaware corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and said Jerome J. Cain acknowledged said instrument to be the free act and deed of said corporation.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the City and State aforesaid, the day and year first above written.

     CHRISTINE BLISSENBACH
    Notary Public - Notary Seal
(Seal) STATE OF MISSOURI
         City of St. Louis                       /s/ Christine Blissenbach
  My Commission Expires: November 11, 2000       -------------------------
                                                          Notary Public


My Commission Expires:________.

STATE OF MISSOURI        )
                         )
CITY OF ST. LOUIS        )

          On this 29th day of October, 1997, before me appeared Marian Kammerer, to me personally known, who, being by me duly sworn, did say that he is a Vice President of MERCANTILE BUSINESS CREDIT INC., a Missouri corporation, and that said instrument was signed on behalf of said corporation, by authority of its Board of Directors; and said Marian Kammerer acknowledged said instrument to be the free act and deed of said corporation.

          IN TESTIMONY WHEREOF, I have hereunto set my hand, and affixed my official seal in the City and State aforesaid, the day and year first above written.

         CHRISTINE BLISSENBACH
        Notary Public - Notary Seal
(Seal)     STATE OF MISSOURI
             City of St. Louis                       /s/ Christine Blissenbach
   My Commission Expires: November 11, 2000          -------------------------
                                                             Notary Public


My Commission Expires:________.

                                   SCHEDULE A

                             United States Patents

Patent No.     Date Issued    Inventor            Description
----------     -----------    --------            -----------
5,472,247      12/5/95        Gavin M. Monson     Multi-point high security
                                                  locking mechanism for lottery
                                                  machines

5,330,185      7/19/94        L. Rogers Wells     Method and apparatus for
                                                  random play of lottery games

D376,621       12/17/96       L. Rogers Wells     Double game ticket vending
                                                  machine

4,982,337      1/1/91         Robert L. Burr      System for distributing
                                                  lottery tickets


                                   SCHEDULE B

                       United States Patent Applications


Patent Application No.        Date Filed     Description
----------------------        ----------     -----------
*PCT/US97/05761               4/7/91         Improved Lottery Ticket Dispenser

*International patent application designating the United States.

                                   SCHEDULE C

                            United States Trademarks

Registration No.         Registration Date        Mark Registered
----------------         -----------------        ---------------
1,949,978                1/23/96                  Instant Success

1,822,517                2/22/94                  Interlott (word and design)

R1840378                 6/21/94                  Interlott (word)



                                   SCHEDULE D

                      United States Trademark Applications



Registration No.         Registration Date        Mark Registered
----------------         -----------------        ---------------

                                           None

                                   SCHEDULE E

                                    Licenses

Pull-tab manufacturing and license agreement among Algonquin Industries, Inc., Kazmier Kasper and Borrower dated January 13, 1994 regarding a pull-tab ticket mechanism.